Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3 of South Jersey Industries, Inc. of our report dated February 11, 2016, relating to the financial statements of Elizabethtown Gas, which appears in South Jersey Industries, Inc.'s Current Report on Form 8-K dated September 12, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 9, 2019